Exhibit 3.41(a)
State of Missouri Robin Carnahan, Secretary of State Corporations Division P.O. Box 778 / 600 W. Main Street, Rm 322 Jefferson City, MO 65102 File Number: 200531111213 00696049 Date Filed: 11/03/2005 Robin Carnahan Secretary of State Articles of Incorporation Article One The name of the corporation is USP Chesterfield, Inc. Article Two The registered agent's name: C T Corporation System The address, including street and number for the registered agent's office in the state of Missouri: (P.O. Box may only be used in addition to a physical street address) 120 South Central Avenue Clayton MO 63105 Street address City State/Zip Article Three (Must complete 1 or 2) 1. If the aggregate number of shares in which the corporation shall have authority to issue DOES NOT exceed 30,000 shares or the par valued DOES NOT exceed $30,000 please check this box: OR 2. If the aggregate number of shares in which the corporation shall have authority to issue exceeds 30,000 shares or the par value exceeds $30,000 dollars please indicate the number of shares of each share. Also, indicate a statement of the preferences, qualifications, limitations, restrictions and the special or relative rights including convertible right, is any, in respect of the shares of each class: Article Four The name and physical business or residence address of each incorporator: Name Address City/State/Zip Alex Jenkins 15305 Dallas Parkway Suite 1600 Addison, TX 75001 Name and address to return filed document: Name: Address: City, State, and Zip Code: State of Missouri Creation - General Business - Domestic 2 Page(s) T0530714529 Corp. 41 (01/05)

Article Five The number of years the corporation is to continue or perpetual: (Please complete one) Perpetual (check box) OR State number of years Article Six The corporation is formed for the following lawful purpose(s): ownership and/or management of one or more healthcare facilities. Article Seven The number of directors to constitute the board of directors: one (optional) In Affirmation thereof, the facts stated above are true and correct: (The undersigned understands that false statements made in this filing are subject to the penalties provided under Section 575.040, RSMo) Alex Jenkins Signature Printed Name Signature Printed Name Signature Printed Name Signature Printed Name Corp. 41 (01/05)